                                                                     Exhibit 4.6

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                                RICHMOND DIVISION

                                           )     Chapter 11 Cases
In re:                                     )
                                           )     Case No. 01- 61119 (DHA)
AMF BOWLING WORLDWIDE, INC., et al.,       )
                             -- ---
                                           )
Debtors.                                   )     Jointly Administered
                                           )

              DEBTORS' SECOND AMENDED SECOND MODIFIED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
             ------------------------------------------------------

WILLKIE FARR & GALLAGHER
Co-Attorneys for the Debtors,
as Debtors and Debtors in Possession
787 Seventh Avenue
New York, New York 10019-6099
(212) 728-8000

MCGUIREWOODS LLP
Co-Attorneys for the Debtors,
as Debtors and Debtors in Possession
One James Center
901 East Cary Street
Richmond, Virginia 23219
(804)775-1000

Dated:    January 31, 2002

                              TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS AND INTERPRETATION...........................................1

SECTION 2.  ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, PRIORITY TAX
            CLAIMS AND DIP LENDER CLAIMS.............................................11

     2.1.   Administrative Expense Claims............................................11
     2.2.   Bar Date for Administrative Expense Claims...............................12
     2.3.   Fee Claims...............................................................12
     2.4.   Priority Tax Claims......................................................12
     2.5.   DIP Lender Claims........................................................13

SECTION 3.  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS............................13

     3.1.   Subclasses for Class 1...................................................14

SECTION 4.  TREATMENT OF CLAIMS AND EQUITY INTERESTS.................................14

     4.1.   Other Secured Claims (Class 1)...........................................14
     4.2.   Senior Lender Claims (Class 2)...........................................15
     4.3.   Priority Non-Tax Claims (Class 3)........................................15
     4.4.   Unsecured Claims (Class 4)...............................................16
     4.5.   Tort Claims (Class 5)....................................................16
     4.6.   Senior Subordinated Note Claims (Class 6)................................16
     4.7.   Interdebtor Claims (Class 7).............................................16
     4.8.   AMF Affiliate Claims (Class 8)...........................................16
     4.9.   Equity Interests (Class 9)...............................................16
     4.10.  Existing Securities Law Claims (Class 10)................................16
     4.11.  510(c) Claims (Class 11).................................................17

SECTION 5.  MEANS FOR IMPLEMENTATION.................................................17

     5.1.   Deemed Consolidation of Debtors for Plan Purposes Only...................17
     5.2.   Combination Transactions.................................................17
     5.3.   Exit Facility............................................................18
     5.4.   Waiver of Subordination..................................................18
     5.5.   Management Incentive Plan................................................18
     5.6.   Cancellation of Existing Securities and Agreements.......................18
     5.7.   Release of Liens.........................................................18
     5.8.   Board of Directors.......................................................19
     5.9.   Corporate Action.........................................................19
     5.10.  Dissolution of Certain Debtors...........................................20
     5.11.  Authorization of Plan Securities.........................................20
     5.12.  Registration Rights Agreement............................................20

                                     (i)

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SECTION 6.  DISTRIBUTIONS...........................................................20

     6.1.   Distribution Record Date................................................20
     6.2.   Date of Distributions...................................................20
     6.3.   Satisfaction of Claims..................................................21
     6.4.   Distributions to Classes 2, 4, and 6....................................21
     6.5.   Distribution to Class 5.................................................21
     6.6.   De Minimis Distributions to Classes 4, 5 and 6..........................21
     6.7.   Disbursing Agent........................................................22
     6.8.   Rights and Powers of Disbursing Agent...................................22
     6.9.   Surrender of Instruments................................................22
     6.10.  Delivery of Distributions to Classes 1, 2, 3, 4, 5, and 6...............22
     6.11.  Manner of Payment Under Plan of Reorganization..........................23
     6.12.  Fractional Shares and Fractional Warrants...............................23
     6.13.  Exemption from Securities Laws..........................................23
     6.14.  Setoffs.................................................................23
     6.15.  Compromise of Controversies.............................................23

SECTION 7.  PROCEDURES FOR DISPUTED CLAIMS..........................................24

     7.1.   Objections to Claims....................................................24
     7.2.   Payments and Distributions with Respect to Disputed Claims..............24
     7.3.   Preservation of Insurance...............................................24
     7.4.   Distributions After Allowance...........................................24
     7.5.   Estimations of Claims...................................................25
     7.6.   No Recourse.............................................................25

SECTION 8.  EXECUTORY CONTRACTS AND UNEXPIRED LEASES................................25

     8.1.   General Treatment.......................................................25
     8.2.   Cure of Defaults........................................................26
     8.3.   Rejection Claims........................................................26
     8.4.   Employment Agreement for the Chief Executive Officer of Reorganized AMF.26
     8.5.   Survival of the Debtors' Corporate Indemnities..........................27

SECTION 9.  CONDITIONS PRECEDENT TO CONFIRMATION....................................27

     9.1.   Condition Precedent.....................................................27
     9.2.   Waiver of Condition Precedent...........................................27

SECTION 10. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE..............................27

     10.1.  Conditions Precedent....................................................27
     10.2.  Waiver of Conditions Precedent..........................................27

SECTION 11. EFFECT OF CONFIRMATION..................................................28

     11.1.  Vesting of Assets.......................................................28
     11.2.  Discharge of Claims and Termination of Equity Interests.................28
     11.3.  Discharge of Debtors....................................................28

                                     (ii)

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     11.4.  Term of Injunctions or Stays............................................29
     11.5.  Injunction Against Interference With Plan...............................29
     11.6.  Exculpation.............................................................29
     11.7.  Release of Claims.......................................................29
     11.8.  Injunction..............................................................29
     11.9.  Retention of Causes of Action/Reservation of Rights.....................30

SECTION 12. RETENTION OF JURISDICTION...............................................30

SECTION 13. MISCELLANEOUS PROVISIONS................................................31

     13.1.  Exemption from Certain Transfer Taxes...................................31
     13.2.  Retiree Benefits........................................................32
     13.3.  Critical Vendor and Other Payments......................................32
     13.4.  Dissolution of Creditors' Committee.....................................32
     13.5.  Substantial Consummation................................................32
     13.6.  Amendments..............................................................32
     13.7.  Revocation or Withdrawal of the Plan....................................33
     13.8.  Cramdown................................................................33
     13.9.  Confirmation Order......................................................33
     13.10. Severability............................................................33
     13.11. Governing Law...........................................................33
     13.12. Time....................................................................33
     13.13. Notices.................................................................34

                                     (iii)

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                                RICHMOND DIVISION

                                                  )     Chapter 11 Cases
In re:                                            )
                                                  )     Case No. 01- 61119 (DHA)
AMF BOWLING WORLDWIDE, INC., et al.,              )
                             -- ---
                                                  )
Debtors.                                          )     Jointly Administered
                                                  )

              DEBTORS' SECOND AMENDED SECOND MODIFIED JOINT PLAN OF
             REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

              AMF Bowling Worldwide, Inc., AMF Group Holdings Inc.,
AMF Bowling Holdings Inc., AMF Bowling Products, Inc., AMF Bowling Centers Holdings Inc., AMF Worldwide Bowling Centers Holdings Inc., AMF Bowling Centers, Inc., AMF Beverage Company of Oregon, Inc., AMF Beverage Company of
W. Va., Inc., Bush River Corporation, King Louie Lenexa, Inc., 300, Inc., American Recreation Centers, Inc., Michael Jordan Golf Company, Inc.,
MJG - O'Hare, Inc., AMF Bowling Centers (Aust.) International Inc.,
AMF Bowling Centers (Hong Kong) International Inc., AMF Bowling Centers International Inc., AMF BCO-UK One, Inc., AMF BCO-UK Two, Inc.,
AMF BCO-France One, Inc., AMF BCO-France Two, Inc., AMF Bowling Centers Spain Inc., AMF Bowling Mexico Holding, Inc., and Boliches AMF, Inc., the above-captioned debtors and debtors in possession, propose the following second amended second modified joint plan of reorganization, pursuant to section 1121(a) of title 11 of the United States Code:

         SECTION 1.        DEFINITIONS AND INTERPRETATION

         A.       Definitions.

                  The following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural):

                  1.1. Administrative Bar Date means the date fixed pursuant to section 2.2 of the Plan by which all Persons asserting certain Administrative Expense Claims arising before the Effective Date must have filed proofs of such Administrative Expense Claims or requests for payment of such Administrative Expense Claims or be forever barred from asserting such Claims against the Debtors, the Estates or the Reorganized Debtors or their property, or such other date by which any such Claim must be filed as may be fixed by order of the Bankruptcy Court.

                  1.2. Administrative Expense Claim means any right to payment constituting a cost or expense of administration of any of the Reorganization Cases (other than a Fee Claim) allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving one or more of the Debtors' Estates, any actual and necessary costs and expenses of operating one or more of the Debtors' businesses, and any fees or charges assessed against one or more of the Estates of the Debtors under section 1930 of chapter 123 of title 28 of the United States Code.

                  1.3. ADR Procedures means any alternative dispute resolution procedures approved in the Reorganization Cases pursuant to an order of the Bankruptcy Court.

                  1.4. Allowed means, with reference to any Claim: (i) subject to section 13.3 hereof, any Claim against any Debtor which has been listed by such Debtor in the Schedules as liquidated in amount and not disputed or contingent and for which no contrary or inconsistent proof of claim has been filed; (ii) any timely filed Claim (a) as to which no objection to allowance has been interposed prior to the deadline by which such objections must be filed in accordance with section 7.1 hereof or such other applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court and as to which such deadline has expired, or (b) as to which an objection has been filed and not withdrawn and such objection has been determined by a Final Order (but only to the extent such objection has been overruled); (iii) any Claim which is not a Disputed Claim; or (iv) any Claim allowed hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, Allowed Claims (including Allowed Administrative Expense Claims) shall not, for any purpose under the Plan, include interest on such Administrative Expense Claims or Claims on or after the Commencement Date.

                  1.5. Amended Bylaws means the Amended and Restated Bylaws of Reorganized AMF, which bylaws shall be substantially in the form set forth in the Plan Supplement.

                  1.6. Amended Certificate of Incorporation means the Amended and Restated Certificate of Incorporation of Reorganized AMF, which certificate shall be substantially in the form set forth in the Plan Supplement.

                  1.7. AMF Affiliate means a direct or indirect non-debtor subsidiary of WINC that is incorporated in a jurisdiction other than a state or commonwealth of the United States.

                  1.8. AMF Affiliate Claim means any Claim (other than an Other Secured Claim) held by an AMF Affiliate against a Debtor in respect of an intercompany loan, advance or transfer.

                  1.9. Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Reorganization Cases.

                  1.10. Bankruptcy Court means the United States Bankruptcy Court for the Eastern District of Virginia, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

                  1.11. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Reorganization Cases, and any Local Rules of the Bankruptcy Court.

                  1.12. Bar Date means September 24, 2001, the date fixed in the Bar Date Order by which all Persons asserting Claims arising before the Commencement Date, including, but not limited to, contingent Claims held by parties to executory contracts or unexpired leases with one or more of the Debtors that may arise out of the rejection of such contract or lease, must have filed proofs of such Claims or be forever barred from asserting such Claims against the Debtors or the Estates, or such other date by which any such Claim must be filed as may be fixed by order of the Bankruptcy Court.

                  1.13. Bar Date Order means the order(s) entered by the Bankruptcy Court establishing the respective Bar Date(s).

         1.14.  BINC means AMF Bowling, Inc.

                  1.15. Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.

                  1.16. Cash means legal tender of the United States of America or a cash equivalent.

                  1.17. Catch-up Distribution means with respect to each holder of an Allowed Claim in Class 4 or 6, the difference, as of the date calculated, between (i) the amount of each Unsecured Security such holder would have received if all Disputed Claims in such Class had been resolved on the Effective Date in the amount such Disputed Claims have been resolved for as of such calculation date and (ii) the aggregate amount of each Unsecured Security previously received by such holder.

                  1.18.  Citibank means Citibank, N.A.

                  1.19. Claim means "claim" as defined in section 101(5) of the Bankruptcy Code.

                  1.20. Class means any group of Claims or Equity Interests classified by the Plan as belonging to a single particular class pursuant to section 1123(a)(1) of the Bankruptcy Code.

                  1.21. Class 4 Distribution means the amount of Unsecured Securities to be allocated for payment of Class 4 Claims, which amount shall be
(i) the number of the New Series A Warrants multiplied by the Ratable Class 4 Portion plus (ii) the number of the New Series B Warrants multiplied by the Ratable Class 4 Portion plus (iii) 750,000 shares of New AMF Common Stock multiplied by the Ratable Class 4 Portion.

                  1.22. Class 5 Distribution means the amount of Unsecured Securities to be allocated for payment of Class 5 Claims, which amount shall be
(i) the number of the New Series A Warrants multiplied by the Ratable Class 5 Portion plus (ii) the number of the New Series B Warrants multiplied by the Ratable Class 5 Portion plus (iii) 750,000 shares of New AMF Common Stock multiplied by the Ratable Class 5 Portion.

                  1.23. Class 6 Distribution means the amount of Unsecured Securities to be allocated for payment of Class 6 Claims, which amount shall be
(i) the number of the New Series A Warrants multiplied by the Ratable Class 6 Portion plus (ii) the number of the New Series B Warrants multiplied by the Ratable Class 6 Portion plus (iii) 750,000 shares of New AMF Common Stock multiplied by the Ratable Class 6 Portion.

                  1.24. Combination Transaction means a consolidation, merger, contribution of assets or other transaction in which, among other things, one or more Debtors merges with or transfers substantially all of its assets and liabilities to a Reorganized Debtor or AMF Affiliate, or changes legal form, which shall occur on or as soon as reasonably practicable after the Effective Date, as set forth in the Plan Supplement.

                  1.25.  Commencement Date means July 2, 2001.

                  1.26. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

                  1.27. Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

                  1.28. Confirmation Order means the order of the Bankruptcy Court confirming the Plan of Reorganization pursuant to section 1129 of the Bankruptcy Code.

                  1.29. Consolidation Order means an order of the Bankruptcy Court, which may be the Confirmation Order, approving the consolidation of the Estates for purposes of the Plan.

                  1.30. Creditors' Committee means the statutory committee of unsecured creditors appointed in the Reorganization Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

                  1.31. Debtors means AMF Bowling Worldwide, Inc., AMF Group Holdings Inc., AMF Bowling Holdings Inc., AMF Bowling Products, Inc., AMF Bowling Centers Holdings Inc., AMF Worldwide Bowling Centers Holdings Inc., AMF Bowling Centers, Inc., AMF Beverage Company of Oregon, Inc., AMF Beverage Company of W. Va., Inc., Bush River Corporation, King Louie Lenexa, Inc., 300, Inc., American Recreation Centers, Inc., Michael Jordan Golf Company, Inc., MJG
- O'Hare, Inc., AMF Bowling Centers (Aust.) International Inc., AMF Bowling Centers (Hong Kong) International Inc., AMF Bowling Centers International Inc., AMF BCO-UK One, Inc., AMF BCO-UK Two, Inc., AMF BCO-France One, Inc., AMF BCO-France Two, Inc., AMF Bowling Centers Spain Inc., AMF Bowling Mexico Holding, Inc., and Boliches AMF, Inc.

                  1.32. DIP Facility means that certain Senior Secured Priming Debtor-In-Possession Credit Agreement, dated July 5, 2001, among WINC, certain guarantors, including Holdings, and Citibank, as administrative agent, for a group of lenders, as may be amended from time to time.

                  1.33. DIP Lender means the banks and other financial institutions, led by Citibank, as administrative agent, who from time to time are or were a party to the DIP Facility.

                  1.34. DIP Lender Claim means an Allowed Claim of a DIP Lender in respect of the obligations of the Debtors arising under the DIP Facility or the DIP Order.

                  1.35. DIP Order means that certain Final Order (I) Authorizing Post-Petition Secured Superpriority Financing Pursuant to Sections 105(a), 362, 364(c)(1), 364(c)(2), 364(c)(3) and 364(d) of the Bankruptcy Code,
(II) Authorizing the Debtors' Use of Cash Collateral Pursuant to Section 363(c) of the Bankruptcy Code, and (III) Granting Adequate Protection Pursuant to Sections 361, 363 and 364 of the Bankruptcy Code, dated August 8, 2001.

                  1.36. DIP Refinancing Amount means the amount of Cash necessary to pay all outstanding obligations under the DIP Facility pursuant to section 2.5 of the Plan.

                  1.37. Disbursing Agent means any entity designated as such by Reorganized AMF (including any applicable Reorganized Debtor if it acts in such capacity) in its capacity as a disbursing agent.

                  1.38. Disclosure Statement means the Disclosure Statement that relates to the Plan, as such Disclosure Statement may be amended, modified, or supplemented (including all exhibits and schedules annexed thereto or referred to therein).

                  1.39. Disclosure Statement Hearing means the hearing held by the Bankruptcy Court to consider approval of the Disclosure Statement as containing adequate information as required by section 1125 of the Bankruptcy Code.

                  1.40. Disclosure Statement Order means the order of the Bankruptcy Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

                  1.41. Disputed Claim means any Claim that is not an Allowed Claim as of the relevant date.

                  1.42. Distribution Record Date means the Confirmation Date or such other date as shall be established by the Bankruptcy Court in the Confirmation Order.

                  1.43. Effective Date means the first (1/st/) Business Day on or after the Confirmation Date specified by the Debtors on which: (i) no stay of the Confirmation Order is in effect; and (ii) all conditions to the effectiveness of the Plan specified in section 10.1 hereof have been satisfied or waived.

                  1.44. Equity Interest means the interest of any holder of an equity security of any of the Debtors, whether or not represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in any of the Debtors, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

                  1.45. Estates means the estates created in the Reorganization Cases in accordance with section 541 of the Bankruptcy Code.

                  1.46. Estimation Order means one or more orders of the Bankruptcy Court that (i) estimates the maximum dollar amount of Allowed and Disputed Claims, inclusive of contingent and/or unliquidated Claims, in a particular Class, (ii) determines and fixes the Tort Claims Estimate, and (iii) sets the amount of any particular Claim for final allowance purposes pursuant to sections 105 and 502(c) of the Bankruptcy Code, including, without limitation, the Confirmation Order to the extent that the Confirmation Order grants the same relief that otherwise would have been granted in a separate Estimation Order.

                  1.47. Existing Securities Law Claim means a Claim against a Debtor that is subject to subordination under section 510(b) of the Bankruptcy Code.

                  1.48. Exit Facility means either (i) the Third Party Facility or (ii) the Senior Lender Facility, as set forth in a notice filed with the Bankruptcy Court prior to the date that is twenty three (23) days prior to the Confirmation Hearing.

                  1.49. Fee Claim means a Claim for compensation, indemnification or reimbursement of expenses pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code in connection with the Reorganization Cases.

                  1.50. Final Distribution Date means the date selected by the Reorganized Debtors, in their sole and absolute discretion, for the distribution of the balance of any Cash or securities to holders of Claims other than the Senior Lender Claims pursuant to the Plan, provided, however, that, such date shall be no earlier than the date on which all remaining Disputed Claims have been resolved by Final Order.

                  1.51. Final Order means an order or judgment of the Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Reorganization Cases, (i) which has not been reversed, vacated, or stayed, and as to which the time to appeal, petition for certiorari or move for a new trial, reargument, or rehearing has expired; or (ii) which, if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, (a) such order or judgment of the Bankruptcy Court shall not have been stayed or the stay has been terminated, or (b) such order or judgment, if stayed, shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the filing of or the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules, may be filed relating to such order or judgment shall not cause such order or judgment not to be a Final Order.

                  1.52. 510(c) Claim means any Claim against a Debtor subject to subordination pursuant to section 510(c) of the Bankruptcy Code.

                  1.53. Holdings means AMF Group Holdings Inc.

                  1.54. Hughes Capital Equipment Lease means that certain Equipment and Services Agreement (as amended), dated June 22, 2000, by and between Hughes Network Systems and AMF Bowling Centers, Inc.

                  1.55. Indenture Trustee(s) means The Bank of New York and/or U.S. Bank Trust, N.A., as applicable, solely in their respective capacity as Trustee under those certain indentures for the Senior Subordinated Notes.

                  1.56. Initial Distribution Date means the date that is the later to occur of: (i) the Effective Date; and (ii) the first (1/st/) Business Day after the date that is thirty (30) calendar days after the date the Bankruptcy Court has entered the Estimation Order, or as soon thereafter as is practicable.

                  1.57. Insured Claim means any Claim to the extent such Claim arises prior to the Commencement Date from an incident or occurrence that is covered under any of the Debtors' insurance policies, but solely to the extent such Claim is so covered.

                  1.58. Interdebtor Claim means any Claim held by a Debtor against another Debtor.

                  1.59. Missouri Mortgage means that certain note and purchase money mortgage totaling approximately two million dollars ($2,000,000) granted in connection with the purchase of a bowling center in Independence, Missouri pursuant to a Contract of Deed, dated on or around September 30, 1988, as amended by a certain Collection Agreement, dated April 15, 1992.

                  1.60. New AMF Common Stock means the common stock of Reorganized AMF, par value $0.01 per share, to be authorized under the Amended Certificate of Incorporation.

                  1.61. New AMF Notes means the 13% Senior Subordinated Notes due 2008 having an aggregate principal amount equal to one hundred fifty million dollars ($150,000,000), authorized and issued by Reorganized AMF on the Effective Date, the terms of which shall be governed by the New Senior Subordinated Note Indenture, which shall be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and substantially in the form contained in the Plan Supplement.

                  1.62. New Employment Agreement means the employment agreement of Roland Smith.

                  1.63. New Management Incentive Plan means the AMF Bowling Worldwide, Inc. 2002 Stock Option Plan, which shall be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and shall be substantially in the form contained in the Plan Supplement, pursuant to which senior managers and certain other employees of the Reorganized Company will be eligible to receive New Management Options.

                  1.64. New Management Options means seven (7) year options to purchase up to twelve percent (12%) of the fully-diluted New AMF Common Stock issued under the Plan, giving effect to the shares that will be issued upon exercise of such options and upon exercise of the New Warrants.

                  1.65. New Senior Subordinated Note Indenture means that certain Indenture, dated as of the Effective Date, between Reorganized AMF and the trustee thereunder, which shall be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and shall be substantially in the form contained in the Plan Supplement, relating to and governing the issuance of the New AMF Notes.

                  1.66. New Series A Warrants means those Series A warrants, which shall be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and shall be substantially in the form contained in the Plan Supplement, to purchase shares of the New AMF Common Stock together representing fifteen percent (15%) of the fully-diluted shares of New AMF Common Stock issued under the Plan, giving effect to the shares that will be issued upon exercise of the New Warrants in accordance with the terms of the New Warrant Agreements relating thereto but without giving effect to the exercise of the New Management Options.

                  1.67. New Series B Warrants means those Series B warrants, which shall be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and shall be substantially in the form contained in the Plan Supplement, to purchase shares of the New AMF Common Stock together representing twelve and one half percent (12.5%) of the fully-diluted shares of New AMF Common Stock issued under the Plan, giving effect to the shares that will be issued upon exercise of the New Warrants in accordance with the terms of the New Warrant Agreements relating thereto but without giving effect to the exercise of the New Management Options.

                  1.68. New Warrant Agreements means that certain Warrant Agreement relating to the New Series A Warrants and that certain Warrant Agreement relating to the New Series B Warrants, each dated as of the Effective Date, which shall each be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and shall be substantially in the forms contained in the Plan Supplement.

                  1.69. New Warrants means the New Series A Warrants and the New Series B Warrants.

                  1.70. Other Secured Claim means a Secured Claim against any of the Debtors not constituting a Senior Lender Claim.

                  1.71. Other Secured Claim Note means a secured promissory note which shall provide for amortization over a period not to exceed six (6) years on a straight line basis, in quarterly installments, bearing interest at the rate required by applicable law as determined by the Bankruptcy Court at or subsequent to the Confirmation Hearing, in connection with the allowance of such Claim or as otherwise agreed to by such holder and the applicable Debtor, which note shall be secured by either the existing collateral or property at least equal to the value of the existing collateral.

                  1.72. Other Secured Claim Loan Agreement means the documents (to the extent not incorporated in the Other Secured Claim Note) to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Other Secured Claim Note.

                  1.73. Person means any individual, corporation, partnership, association, indenture trustee, limited liability company, organization, joint stock company, joint venture, Estate, trust, governmental unit or any political subdivision thereof, the Creditors' Committee, interest holders, or any other entity.

                  1.74. Plan means this second amended second modified joint chapter 11 plan of reorganization, including, without limitation, the exhibits and schedules hereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.75. Plan Documents means the documents (other than the Plan) to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan of Reorganization on the Effective Date, including, but not limited to: (i) the Amended
Bylaws; (ii) the Amended Certificate of Incorporation; (iii) the New Senior Subordinated Note Indenture, including the form of New AMF
Note; (iv) the Registration Rights Agreement; (v) the New Warrant
Agreements; (vi) the Exit Facility; (vii) the New Employment
Agreement; (viii) the New Management Incentive Plan; and (ix) forms of the Other Secured Note and Other Secured Claim Loan Agreement.

                  1.76. Plan of Reorganization means the Plan and the Plan Documents, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

                  1.77. Plan Securities means, collectively, the New AMF Notes, the New Series A Warrants, the New Series B Warrants, the Senior Lender Facility Notes, the New AMF Common Stock, and the New AMF Common Stock issuable upon the exercise of the New Warrants.

                  1.78. Plan Supplement means the supplemental appendix to the Plan, initially filed with the Bankruptcy Court on December 18, 2001 and amended on January 18, 2002, as the same may be amended from time to time (including through the addition of agreements or other documents to effectuate the Plan), which shall include, as amended, the commitment letter for the Exit Facility and draft forms of those Plan Documents listed on Exhibit B annexed hereto, which Plan Documents will be entered into as of the Effective Date.

                  1.79. Priority Non-Tax Claim means any Claim against any of the Debtors other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in payment as specified in section 507(a) of the Bankruptcy Code.

                  1.80. Priority Tax Claim means any Claim of a governmental unit against one or more of the Debtors of the kind entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

                  1.81. Ratable Class 4 Portion means a fraction, the numerator of which is the sum of, without duplication, the amount of Claims in Class 4 that are estimated to be Allowed pursuant to the Estimation Order plus the amount of Allowed Claims in Class 4 and the denominator of which is the Unsecured Claim Total.

                  1.82. Ratable Class 5 Portion means a fraction, the numerator of which is the amount set aside in the Tort Claims Estimate and the denominator of which is the Unsecured Claim Total.

                  1.83. Ratable Class 6 Portion means a fraction, the numerator of which is the sum of, without duplication, the amount of Claims in Class 6 that are estimated to be Allowed pursuant to the Estimation Order plus the amount of the Allowed Claims in Class 6 and the denominator of which is the Unsecured Claim Total.

                  1.84. Registration Rights Agreement means that certain Registration Rights Agreement, dated as of the Effective Date, which shall be in form and substance reasonably satisfactory to the Senior Lender Steering Committee and shall be substantially in the form contained in the Plan Supplement.

                  1.85. Reorganization Cases means the jointly administered cases under chapter 11 of the Bankruptcy Code commenced by the Debtors on July 2, 2001 in the Bankruptcy Court and styled In re AMF Bowling Worldwide, Inc., et al., 01-61119 (DHA).

                  1.86. Reorganized AMF means AMF Bowling Worldwide, Inc., on and after the Effective Date.

                  1.87. Reorganized Company means the Reorganized Debtors and each of their non-debtor subsidiaries.

                  1.88. Reorganized Debtors means each of the Debtors that is listed on Exhibit A hereto (or such other schedule filed prior to the Effective
Date) on and after the Effective Date.

                  1.89. Representative means, except for BINC, any officer, director, agent, financial advisor, attorney, professional, accountant, employee or controlling shareholder (direct or indirect) of a Debtor, in each case, solely in their capacity as such, serving or holding interests on or after January 1, 2001.

                  1.90. Schedules means the schedules of assets and liabilities, lists of holders of Equity Interests, and the statement of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended: (a) through and including the date by which objections to Claims may be filed with the Bankruptcy Court or (b) pursuant to the second sentence of section 13.3 hereof.

                  1.91. Secured Claim means a Claim that is secured by a lien on property in which any or all of the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, provided, however, that solely for the purposes of treatment under the Plan, a Secured Claim shall not include a Senior Subordinated Note Claim or Interdebtor Claim.

                  1.92. Senior Lender Agreements means that certain Fourth Amended and Restated Credit Agreement, dated as of June 14, 1999, as amended, among WINC and the Initial Lenders and Initial Issuing Banks and Goldman Sachs Credit Partners L.P. and Citicorp Securities, Inc., as arrangers, and Goldman Sachs Credit Partners L.P., as syndication agent, and Citibank, as administrative agent, and Citicorp USA, Inc. as collateral agent, and any of the other documents and instruments relating thereto.

                  1.93. Senior Lender Cash Payment means (i) in the event the Senior Lender Facility is consummated, zero ($0) and (ii) in the event the Third Party Facility is consummated, two hundred eighty six million seven hundred thousand dollars ($286,700,000).

                  1.94. Senior Lender Claim means (i) a Claim against any of the Debtors based on the Senior Lender Agreements, including, without limitation, accrued interest (including any applicable default rate), minus
(ii) all Cash payments made by the Debtors to the holders of such Claims on or after the Commencement Date with respect thereto, including, without limitation, any Claims of the Senior Lenders that are converted to administrative expense status pursuant to any Order of the Bankruptcy Court approving the provision of adequate protection to the Senior Lenders.

                  1.95. Senior Lender Distribution means: (i) the Senior Lender Cash Payment; (ii) nine million two hundred fifty thousand (9,250,000) shares of New AMF Common Stock; (iii) the Senior Lender Facility Notes; plus (iv) the New AMF Notes.

                  1.96. Senior Lender Facility means a credit facility, which consists of the Senior Lender Term Loan Facility and the Senior Lender Revolving Facility, which may be entered into as of the Effective Date in accordance with the Plan, by and among certain parties, including one or more of the Reorganized Debtors, certain of the Senior Lenders and a syndicate of banks, financial institutions and other accredited investors, and which contains those terms set forth in the Plan Supplement.

                  1.97. Senior Lender Facility Notes means in the event the Senior Lender Facility is consummated, the notes issued and distributed to the Senior Lenders in connection with the Senior Lender Term Loan Facility.

                  1.98. Senior Lenders means Citibank, and the other lenders who are a party to the Senior Lender Agreements, solely in their capacity as such.

                  1.99. Senior Lender Steering Committee means those certain Senior Lenders that Citibank, in its capacity as administrative agent under the Senior Lender Agreements, appoints to serve as members of that certain steering committee of Senior Lenders, as may be reconstituted from time to time.

                  1.100. Senior Lender Revolving Facility means a revolving credit facility of up to ninety million dollars ($90,000,000).

                  1.101. Senior Lender Term Loan Facility means the Senior Lender Tranche A Facility and the Senior Lender Tranche B Facility, which each shall be provided pursuant to the Senior Lender Facility.

                  1.102. Senior Lender Tranche A Facility means a term loan facility of one hundred million dollars ($100,000,000) minus the sum of: (a) the amounts, if any, necessary to satisfy the Reorganized Company's minimum cash requirements of twelve million dollars ($12,000,000) on or after the Effective Date; (b) amounts necessary to pay Allowed Claims (other than Senior Lender Claims) hereunder, to the extent such Allowed Claims are to be paid in Cash pursuant to the Plan, including, but not limited to, the DIP Refinancing Amount; and (c) amounts to be reserved in respect of items (a) and (b) hereof.

                  1.103. Senior Lender Tranche B Facility means a term loan facility of up to two hundred million dollars ($200,000,000).

                  1.104. Senior Subordinated Note Claim means a Claim against the Debtors for an amount due under or in connection with the Senior Subordinated Notes.

                  1.105. Senior Subordinated Notes means the 10-7/8% Series A and Series B Senior Subordinated Notes due 2006 and the 12-1/4% Series A and Series B Senior Subordinated Discount Notes due 2006 issued by WINC.

                  1.106. Third Party Facility means a credit facility, in an amount not less than three hundred fifty million dollars ($350,000,000), of which not less than three hundred million dollars ($300,000,000) would be available to pay the DIP Refinancing Amount, Allowed Administrative Claims, Allowed Fee Claims, the Senior Lender Cash Payment, and such other Cash amounts as required to be paid under the Plan, entered into as of the Effective Date, by and among certain parties, including one or more of the Reorganized Debtors, certain third party lenders and a syndicate of banks, financial institutions and other accredited investors, and which contains those terms, which are reasonably satisfactory to the Senior Lender Steering Committee.

                  1.107. Tort Claims means any Claim (including punitive damage claims to the extent permitted by the Bankruptcy Court and not otherwise subordinated under applicable law), which arose prior to the Commencement Date, related to personal injury, property damage, products liability, wrongful death, or any other similar Claims against any of the Debtors arising in tort, including, without limitation, any such Claims, or portions thereof, which are Insured Claims. Unless otherwise ordered by the Bankruptcy Court, Tort Claims shall not include any Claim settled, allowed or disallowed pursuant to the ADR Procedures.

                  1.108. Tort Claims Estimate means the amount estimated, pursuant to the Estimation Order, to be the maximum aggregate amount of all Allowed Tort Claims minus the portion thereof that are estimated therein to be Allowed Insured Claims.

                  1.109. Tort Claims Reserve means the Ratable Class 5 Portion of the Unsecured Securities, which are reserved for issuance for, inter alia, the payment of Tort Claims that become Allowed Claims after the Effective Date, to the extent such Claims are not Insured Claims.

                  1.110. Unsecured Claim means any Claim against any of the Debtors, other than an Other Secured Claim, Senior Lender Claim, AMF Affiliate Claim, Administrative Expense Claim, Priority Tax Claim, Priority Non-Tax Claim, Fee Claim, Senior Subordinated Note Claim, Interdebtor Claim, Tort Claim, Existing Securities Law Claim, or 510(c) Claim.

                  1.111. Unsecured Claim Total means the sum of, without duplication, the aggregate amount of all Allowed Claims in Classes 4 and 6, plus the Tort Claims Estimate, plus the aggregate of all Claims in Classes 4 and 6 as set forth in the Estimation Order (except to the extent that such Claims have been expunged or otherwise disallowed).

                  1.112. Unsecured Securities means collectively, the New Series A Warrants, the New Series B Warrants and seven hundred fifty thousand (750,000) shares of the New AMF Common Stock.

                  1.113. WINC means AMF Bowling Worldwide, Inc., prior to the Effective Date.

         B. Interpretation; Application of Definitions and Rules of Construction.

                Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder," and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. Any capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code. Except for the rule contained in section 102(5) of the Bankruptcy Code, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the Plan. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. To the extent there is an inconsistency between any of the provisions of the Plan and any of the provisions contained in the Plan Documents to be entered into as of the Effective Date, the Plan Documents shall control.

SECTION 2. ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, PRIORITY TAX CLAIMS AND DIP LENDER CLAIMS

                  2.1.     Administrative Expense Claims.

                  Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, the Debtors shall pay to each holder of an Allowed Administrative Expense Claim Cash in an amount equal to such Claim on the later of the Effective Date and the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is reasonably practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors, as debtors in possession, or liabilities arising under loans or advances to or other obligations incurred by the Debtors, as debtors in possession, whether or not incurred in the ordinary course of business, shall be paid by the Reorganized Debtors in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents relating to such transactions. Any postpetition expenses of the Indenture Trustees and the reasonable postpetition fees and expenses of their respective counsel shall be paid to the extent such fees and expenses are reasonable and to the extent approved by the Bankruptcy Court after notice and hearing. The Debtors may also seek an order, which may be the Confirmation Order, authorizing them to pay the reasonable prepetition expenses of the Indenture Trustees and the reasonable prepetition fees and expenses of their respective counsel.

         2.2.     Bar Date for Administrative Expense Claims.

         PROOFS OF ADMINISTRATIVE EXPENSE CLAIMS AND REQUESTS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS THAT HAVE ARISEN ON OR AFTER JULY 2, 2001 MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH IN THE CONFIRMATION ORDER OR NOTICE OF ENTRY OF CONFIRMATION ORDER, NO LATER THAN FORTY-FIVE DAYS AFTER THE EFFECTIVE DATE. Notwithstanding anything to the contrary herein, no proof of Administrative Expense Claim or application for payment of an Administrative Expense Claim need be filed for the allowance of any: (i) expense or liability incurred in the ordinary course of the Reorganized Debtors' businesses on or after the Effective Date; (ii) Administrative Expense Claim held by a trade vendor, which administrative liability was incurred in the ordinary course of business of the Debtor and such creditor after the Commencement Date; (iii) Fee Claims; (iv) DIP Lender Claims; or (v) fees of the United States Trustee arising under 28 U.S.C. [double cent] 1930. All Claims described in clause (i),
(ii) and (v) of the immediately preceding sentence shall be paid by the Reorganized Debtors in the ordinary course of business. DIP Lender Claims shall be paid in accordance with section 2.5 herein. Fee Claims shall be paid in accordance with section 2.3 hereof.

         Any Persons that fail to file a proof of Administrative Expense Claim or request for payment thereof on or before the Administrative Bar Date as required herein shall be forever barred from asserting such Claim against any of the Debtors, the Estates, the Reorganized Debtors or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Expense Claim.

                  2.3.     Fee Claims.

                  All Persons seeking an award by the Bankruptcy Court of a Fee Claim incurred through and including the Effective Date shall, unless otherwise ordered by the Bankruptcy Court: (i) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred by the date that is no later than forty-five (45) days after the Effective Date; and (ii) be paid in full in such amounts as are approved by the Bankruptcy Court upon the later of (a) the date upon which the order relating to any such Fee Claim is entered or (b) upon such other terms as may be mutually agreed upon between the holder of such Fee Claim and the Debtors or, on and after the Effective Date, the Reorganized Debtors.

                  2.4.     Priority Tax Claims.

                  Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, at the sole option of the Reorganized Debtors, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim: (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first (1/st/) Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or (ii) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate, which is consistent with applicable laws or as set by order of the Bankruptcy Court, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, which shall begin on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim. All Allowed Priority Tax Claims that are not due and payable on or before the Effective Date shall be paid in the ordinary course of business as such obligations become due.

                  2.5.     DIP Lender Claims.

                  All DIP Lender Claims shall be Allowed as provided in the DIP Order and shall be paid in full, in Cash on the Effective Date; provided, that,
                                                                --------  ----
any DIP Lender Claims that do not arise until after the Effective Date shall be paid in full in Cash by the Reorganized Debtors as soon as practicable after such Claims become Allowed. Without limiting the foregoing, once payments to be made on the Effective Date have been made, the DIP Facility and any agreements or instruments related thereto shall be deemed terminated (subject in all respects to any carve-out approved by the Bankruptcy Court in the Bankruptcy Court orders approving the DIP Facility and such other provisions, which shall survive the termination thereof) and the DIP Lenders shall take all reasonable action to confirm the removal of any liens on the properties of the Debtors and their affiliates. On the Effective Date, any outstanding letters of credit issued under the DIP Facility shall be either cash collateralized, replaced or secured by letters of credit issued under the Exit Facility.

         SECTION 3.        CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

                  The following table designates the Classes of Claims against and Equity Interests in the Debtors, and specifies which Classes are (i) impaired or unimpaired by the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Plan.

              Classes.

------------------------------------------------------------------------------------------------
                                                                       Entitled
    Class        Designation                               Impairment  to Vote
    -----        -----------                               ----------  -------
    Class 1A     Other Secured Claims (Missouri Mortgage)  Unimpaired  No (deemed to accept)
    Class 1B     Other Secured Claims (Hughes Capital      Unimpaired  No (deemed to accept)
                 Equipment Lease)
    Class 1C     Other Secured Claims (Other)              Impaired    Yes
    Class 2      Senior Lender Claims                      Impaired    Yes
    Class 3      Priority Non-Tax Claims                   Impaired    Yes
    Class 4      Unsecured Claims                          Impaired    Yes
    Class 5      Tort Claims                               Impaired    Yes
    Class 6      Senior Subordinated Note Claims           Impaired    Yes
    Class 7      Interdebtor Claims                        Impaired    No (deemed to reject)
    Class 8      AMF Affiliate Claims                      Impaired    Yes
    Class 9      Equity Interests                          Impaired    No (deemed to reject)
    Class 10     Existing Securities Law Claims            Impaired    No (deemed to reject)
    Class 11     510(c) Claims                             Impaired    No (deemed to reject)
    ------------ -------------------------------------------- ----------- -----------------------

                  3.1.     Subclasses for Class 1.

                  For convenience of identification, the Plan describes the Allowed Claims in Class 1 as a single Class. This Class consists of separate subclasses, each based on the underlying property securing such Allowed Claims, and each subclass is treated hereunder as a distinct Class for treatment and distribution purposes.

         SECTION 4.        TREATMENT OF CLAIMS AND EQUITY INTERESTS

                  4.1.     Other Secured Claims (Class 1).

                  (a)      Class 1A (Missouri Mortgage)

                  With respect to the Claim arising under the Missouri Mortgage, on or as soon as reasonably practicable after the later of the Effective Date and the first (1/st/) Business Day after the date that is thirty
(30) calendar days after the date such Other Secured Claim becomes Allowed, the holder of such Allowed Other Secured Claim shall receive such treatment that either (i) leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Other Secured Claim is entitled or (ii) leaves such Allowed Other Secured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code. In accordance with section 1126(f) of the Bankruptcy Code, the holder of such Allowed Other Secured Claim is conclusively presumed to accept this Plan and the vote of such holder will not be solicited with respect to such Claims.

                  (b)      Class 1B (Hughes Capital Equipment Lease)

                  With respect to the Claim arising under the Hughes Capital Equipment Lease, on or as soon as reasonably practicable after the later of the Effective Date and the first (1/st/) Business Day after the date that is thirty
(30) calendar days after the date such Other Secured Claim becomes Allowed, the holder of such Allowed Other Secured Claim shall receive such treatment that either (i) leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Other Secured Claim is entitled or (ii) leaves such Allowed Other Secured Claim unimpaired pursuant to section 1124(2) of the Bankruptcy Code. In accordance with section 1126(f) of the Bankruptcy Code, the holders of such Allowed Other Secured Claim is conclusively presumed to accept this Plan and the vote of such holder will not be solicited with respect to such Claims.

                  (c)      Class 1C (Other)

                  With respect to each Other Secured Claim (other than those arising under the Missouri Mortgage or the Hughes Capital Equipment Lease), on or as soon as reasonably practicable after the later of the Effective Date and the first (1/st/) Business Day after the date that is thirty (30) calendar days after the date such Other Secured Claim becomes Allowed, the holder of such Allowed Other Secured Claim shall receive, subject to section
6.14 hereof, at the sole option of the Debtors or Reorganized Debtors, as applicable:

                  (a) The Other Secured Claim Note in an initial
                      principal amount equal to the amount of such Allowed Other Secured Claim; or

                  (b) In full satisfaction of such Allowed Other Secured
                      Claim and subject to Bankruptcy Court approval, Cash in an amount mutually agreeable to both the Debtors or Reorganized Debtors (as applicable) and the holder of such Allowed Other Secured Claim.

                  If option (a) is selected with respect to an Allowed Other Secured Claim, the Reorganized Debtors shall be authorized to and shall execute and deliver the Other Secured Claim Loan Agreement relating thereto.

                  Any Allowed Claim based solely on any deficiency Claim by a holder of an Allowed Other Secured Claim in subclass 1C shall become, and shall be treated for all purposes under this Plan as an Allowed Unsecured Claim and shall be classified as a Class 4 Claim.

                  4.2.     Senior Lender Claims (Class 2).

                  (a) Allowance. Senior Lender Claims shall be allowed in full in an amount equal to accrued but unpaid principal under the Senior Lender Agreements plus accrued but unpaid interest, fees and expenses due and payable thereunder and under the DIP Order.

                  (b) Treatment. On the Effective Date, each holder
                      of an Allowed Senior Lender Claim shall receive a pro rata share of the Senior Lender Distribution.

                  4.3.     Priority Non-Tax Claims (Class 3).

                  Except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment, each such holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Claim, Cash in an amount equal to such Claim, on or as soon as reasonably practicable after the later of (i) the Effective Date and (ii) the first (1/st/) Business Day after the date that is thirty (30) calendar days after the date (a) such Claim becomes Allowed and (b) for payment provided by any agreement or understanding between the parties.

                  4.4.     Unsecured Claims (Class 4).

                  Each holder of an Allowed Unsecured Claim shall receive on account of such Claim a pro rata share of the Class 4 Distribution.

                  4.5.     Tort Claims (Class 5).

                  To the extent that any portion of a Tort Claim is not an Insured Claim, on the Final Distribution Date, the holders of each Tort Claim that has become an Allowed Claim shall receive on account of such Claim a pro rata share of the Class 5 Distribution. In addition, that portion of each Allowed Tort Claim that is an Insured Claim shall be paid solely and exclusively: (i) from the proceeds of insurance relating to such Insured Claim as and when such proceeds are received; or (ii) by the applicable insurance carrier to the extent of such insurance.

                  4.6.     Senior Subordinated Note Claims (Class 6).

                  On or as soon as reasonably practicable after the later of the Effective Date and the first (1/st/) Business Day after the date that is thirty
(30) calendar days after the date an AMF Senior Subordinated Note Claim becomes Allowed, each holder of such Allowed Senior Subordinated Note Claim shall receive on account of such Claim a pro rata share of the Class 6 Distribution.

                  4.7.     Interdebtor Claims (Class 7).

                  No distributions will be made on account of Interdebtor Claims under the Plan and such Claims shall be discharged and released on the Effective Date. In accordance with section 1126 of the Bankruptcy Code, the holders of such Interdebtor Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

                  4.8.     AMF Affiliate Claims (Class 8).

                  On or as soon as reasonably practicable after the later of the Effective Date and the first (1/st/) Business Day after the date that is thirty
(30) calendar days after the date an AMF Affiliate Claim becomes Allowed, such Allowed AMF Affiliate Claim shall be reinstated on terms and conditions that are satisfactory to Reorganized AMF.

                  4.9.     Equity Interests (Class 9).

                  All Equity Interests in Holdings and WINC shall be deemed cancelled as of the Effective Date. All Equity Interests in each Debtor other than Holdings and WINC (other than any such Equity Interest held by another Debtor or an AMF Affiliate) shall be delivered to such Debtor. Each Debtor other than Holdings and WINC shall have the right, in its sole discretion, to cancel or reissue Equity Interests in such Debtor in accordance with the provisions of the Plan. In accordance with section 1126 of the Bankruptcy Code, the holders of Equity Interests are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Interests.

         4.10.    Existing Securities Law Claims (Class 10).

                  Each holder of an Existing Securities Law Claim shall receive no distribution under the Plan. In accordance with section 1126 of the Bankruptcy Code, the holders of such Existing Securities Law Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

                  4.11.    510(c) Claims (Class 11).

                  Each holder of a 510(c) Claim shall receive no distribution under the Plan. In accordance with section 1126 of the Bankruptcy Code, the holders of such 510(c) Claims are conclusively presumed to reject this Plan and the votes of such holders will not be solicited with respect to such Claims.

         SECTION 5.        MEANS FOR IMPLEMENTATION

                  5.1. Deemed Consolidation of Debtors for Plan Purposes Only.

                  (a) Consolidation. Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated for the following purposes under the Plan: (i) no distributions shall be made under the Plan on account of the Interdebtor Claims or any Equity Interest of a Debtor in another Debtor; (ii) all guarantees by any of the Debtors of the obligations of any other Debtor arising prior to the Effective Date shall be deemed eliminated so that any Claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint and several liability of any of the Debtors shall be deemed to be one obligation of the deemed consolidated Debtors; and (iii) each and every Claim filed or to be filed in the Reorganization Case of any of the Debtors shall be deemed filed against the deemed consolidated Debtors and shall be deemed one Claim against and, to the extent Allowed, obligation of the deemed consolidated Debtors.

                  Except as otherwise provided herein, such deemed consolidation, however, shall not (other than for purposes related to funding distributions under the Plan and as set forth above in this section 5.1) affect: (i) the legal and organizational structure of the Reorganized Debtors; or (ii) the enforceability or existence of any pre- or post-Commencement Date guarantees, liens, and security interests that are required to be maintained
(a) in connection with executory contracts or unexpired leases that were entered into during the Reorganization Cases or that have been or will be assumed, (b) pursuant to the Plan, or (c) in connection with any financing entered into by the Reorganized Debtors on the Effective Date; or (iii) distributions out of any insurance policies or proceeds of policies.

                  (b) Order Granting Consolidation. Unless consolidation has been approved by a prior order of the Bankruptcy Court, this Plan shall serve as a motion seeking entry of an order substantively consolidating the Reorganization Cases. Unless an objection to consolidation is made in writing by any creditor affected by the Plan as herein provided on or before 4:00 p.m. Eastern Time, on the date that is twenty (20) days before the Confirmation Hearing, or such other date as may be fixed by the Bankruptcy Court, the Consolidation Order may be entered by the Bankruptcy Court. In the event any such objections are timely filed, a hearing with respect thereto shall be scheduled by the Bankruptcy Court, which hearing may, but need not, coincide with the Confirmation Hearing.

                  5.2.     Combination Transactions.

                  In furtherance of the restructuring of the Debtors, on or as soon as reasonably practicable after the Effective Date each applicable Debtor and Reorganized Debtor shall take such actions as may be necessary or appropriate to effect the relevant Combination Transaction. Such actions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, dissolution or reorganization containing terms that are consistent with the terms of this Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, duty or obligation on terms consistent with the terms of this Plan; (c) the filing of appropriate certificates of merger, dissolution or consolidation with the appropriate governmental authorities under applicable law; and (d) all other actions that such Debtor or Reorganized Debtor determines are necessary or appropriate, including the making of filings or recordings in connection with the relevant Combination Transaction. The form of each Combination Transaction shall be determined by the respective Board of Directors of such Debtor, Reorganized Debtor and/or AMF Affiliate (as applicable).

                  5.3.     Exit Facility.

                  On the Effective Date, the Reorganized Debtors shall be authorized to enter into, execute and deliver the Exit Facility and the notes thereunder for the purposes of, among others, funding obligations under the Plan of Reorganization and providing for working capital requirements.

                  5.4.     Waiver of Subordination.

                  The distributions under the Plan take into account the relative priority of the Claims in each Class in connection with any contractual subordination provisions relating thereto. Accordingly, the distributions to the holders of Senior Subordinated Note Claims shall not be subject to levy, garnishment, attachment, or other legal process by any holder of indebtedness senior to the indebtedness of the holders of the Senior Subordinated Note Claims, by reason of claimed contractual subordination rights. On the Effective Date, all creditors shall be deemed to have waived any and all contractual subordination rights which they may have with respect to such distribution, and the Confirmation Order shall permanently enjoin, effective as of the Effective Date, all holders of Senior Lender Claims from enforcing or attempting to enforce any such rights with respect to the distributions under the Plan to the holders of Senior Subordinated Note Claims.

                  5.5.     Management Incentive Plan.

                  On the Effective Date, Reorganized AMF is authorized to, and shall adopt and implement, the New Management Incentive Plan without the need for any further corporate action. On the Effective Date, Reorganized AMF is further authorized to issue all options to purchase shares of New AMF Common Stock, and the shares of New AMF Common Stock issuable upon exercise of such options, under the New Management Incentive Plan in accordance with the terms therein.

                  5.6.     Cancellation of Existing Securities and Agreements.

                  Except for the purpose of evidencing a right to distributions under the Plan and except as expressly provided in this Plan, on the Effective Date, all the agreements, instruments, and other documents evidencing the Claims or rights of any holder of a Claim against the Debtors, including options or warrants to purchase Equity Interests, any agreement obligating the Debtors to issue, transfer, or sell Equity Interests or any other capital stock of the Debtors and the Senior Subordinated Notes shall be deemed cancelled and of no force or effect.

                  5.7.     Release of Liens.

                  Except as otherwise specifically provided in or contemplated by the Plan or in any contract, instrument or other agreement or document created in connection with the Plan, (i) each holder of: (a) any DIP Lender Claim, Other Secured Claim or Senior Lender Claim; (b) any Claim that is purportedly secured; and/or (c) any judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on or immediately before the Effective Date and regardless of whether such Claim has been scheduled or proof of such Claim has been filed: (y) turn over and release to the Estates or the Reorganized Debtors, as the case may be, any and all property of a Debtor or Estate that secures or purportedly secures such Claim, or such lien and/or Claim shall automatically, and without further action by the Debtors, the Estates or the

Reorganized Debtors, be deemed released; and (z) execute such documents and instruments as the Disbursing Agent or the Reorganized Debtors, as the case may be, require to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, the Debtors, the Estates or the Reorganized Debtors (as applicable) may, in their discretion, file a copy of the Confirmation Order in the appropriate recording office, which shall serve to release any Claim holder's rights in such property; and (ii) on the Effective Date, all right, title and interest in such property shall revert or be transferred to the respective Reorganized Debtors or the Disbursing Agent, as applicable, free and clear of all Claims and interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

                  5.8.     Board of Directors.

                  (a) The initial Board of Directors of Reorganized AMF shall consist of seven (7) members whose names shall be disclosed prior to the Confirmation Hearing. Such initial Board of Directors shall be selected as follows: the Senior Lenders shall select four (4) members; the Creditors' Committee shall be authorized, but not required, to select one (1) member who is reasonably satisfactory to the Debtors and the Senior Lenders; one (1) member will be the Chief Executive Officer of Reorganized AMF; and one (1) member will be an executive officer of Reorganized AMF who is not also the Chief Executive Officer. At least two (2) Business Days prior to the commencement of the Confirmation Hearing, the Debtors shall file with the Bankruptcy Court a schedule setting forth the names of the persons to be appointed as the directors of Reorganized AMF pursuant to this section 5.8. At least three (3) Business Days prior to the commencement of the Confirmation Hearing, Citibank, on behalf of the Senior Lenders, and the Creditors' Committee will designate in writing to the Debtors' counsel the respective members of the Board of Directors of Reorganized AMF whom they may be entitled to designate pursuant to this section 5.8. If the member to be designated by the Creditors' Committee has not been selected as of the date that is two (2) Business Days prior to the commencement of the Confirmation Hearing, such member shall be selected by the Debtors. The initial Board of Directors of Reorganized AMF shall serve until the first annual meeting of the holders of the New AMF Common Stock. Thereafter, the Board of Directors of Reorganized AMF will be elected in accordance with the Amended Certificate of Incorporation and Amended Bylaws and applicable nonbankruptcy law.

                  (b) The Board of Directors or other internal governing body, as applicable, of each Reorganized Debtor other than Reorganized AMF shall continue as in effect immediately prior to the Effective Date until removed or replaced pursuant to applicable law or in accordance with such Reorganized Debtor's corporate governance procedures.

                  (c) On the Effective Date, the officers of the Reorganized Debtors shall be those officers in office immediately prior to the Effective Date.

                  5.9.     Corporate Action.

                  (a) Reorganized AMF shall pay all fees incurred pursuant to 28 U.S.C. [double cent] 1930(a)(6) and file with the Bankruptcy Court and serve on the United States Trustee monthly financial reports until such time as a final decree is entered closing these Reorganization Cases or the Reorganization Cases are converted or dismissed, or the Bankruptcy Court orders otherwise.

                  (b) On the Effective Date, Reorganized AMF shall file the Amended Certificate of Incorporation and an amended certificate of incorporation or other appropriate organization documents for each of the Reorganized Debtors (other than Reorganized AMF) with the applicable Secretary of State. Such amended certificates of incorporation shall prohibit the issuance of nonvoting equity securities, as required by sections 1123(a) and
(b) of the Bankruptcy Code, subject to further amendment as permitted by applicable law. The Amended Bylaws shall be deemed adopted by the Board of Directors of Reorganized AMF as of the Effective Date.

                  5.10.    Dissolution of Certain Debtors.

                  Each Debtor that is not a Reorganized Debtor as a result of a Combination Transaction or otherwise shall cease to exist as a separate entity without any other action being required to effect such dissolution as of the Effective Date or the date of any such Combination Transaction (as applicable).

                  5.11.    Authorization of Plan Securities.

                  On the Effective Date, Reorganized AMF is authorized to issue the Plan Securities in accordance with sections 6.4 and 6.5 hereof, and to issue the New Common Stock issuable upon the exercise of the New Warrants, without the need for any further corporate action. Reorganized AMF shall use its reasonable best efforts to have the New AMF Notes rated by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group within ninety (90) days of the Effective Date.

                  5.12.    Registration Rights Agreement.

                  On the Effective Date, Reorganized AMF shall execute and deliver the Registration Rights Agreement. Each holder of one million (1,000,000) or more shares of the New AMF Common Stock will be entitled to participate in the Registration Rights Agreement provided, that, such holder executes and delivers to Reorganized AMF the Registration Rights Agreement no later than thirty (30) days after the Effective Date.

         SECTION 6.        DISTRIBUTIONS

                  6.1.     Distribution Record Date.

                  As of the close of business on the Distribution Record Date, the various transfer and claims registers for each of the Classes of Claims or Equity Interests as maintained by the Debtors, their respective agents, or the Indenture Trustees shall be deemed closed, and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Debtors shall have no obligation to recognize any transfer of the Claims or Equity Interests occurring after the close of business on the Distribution Record Date. The Debtors and the Indenture Trustees shall be entitled to recognize and deal for all purposes hereunder only with those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date, to the extent applicable.

                  6.2.     Date of Distributions.

                  Unless otherwise provided herein, any distributions and deliveries to be made hereunder shall be made on the Effective Date or as soon thereafter as is practicable. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

                  6.3.     Satisfaction of Claims

                  Unless otherwise provided herein, any distributions and deliveries to be made on account of Allowed Claims hereunder shall be in complete settlement, satisfaction and discharge of such Allowed Claims.

                  6.4.     Distributions to Classes 2, 4, and 6.

                  (a) On the Effective Date, the Disbursing Agent shall distribute the Senior Lender Distribution directly to, or issue in accordance with instructions provided by, Citibank, as administrative agent under the Senior Lender Agreements, for further distribution to individual holders of the Senior Lender Claims in accordance with the Senior Lender Agreements.

                  (b) On the Initial Distribution Date, the Disbursing Agent shall distribute the Unsecured Securities allocable to Allowed Claims held by members of Classes 4 and 6. For the purpose of calculating the amount of Unsecured Securities to be distributed to holders of Allowed Claims in Class 4 on the Initial Distribution Date, all Disputed Claims in Class 4 will be treated as though such Claims will be Allowed Claims in the amounts asserted or provided in the Estimation Order, as applicable.

                  (c) As and to the extent it is determined that the amount of any Disputed Claim exceeds the amount of such Claim that is ultimately Allowed, any Unsecured Securities reserved for issuance for such Disputed Claim on account of such excess shall, pursuant to a Catch-up Distribution, be issued and distributed pro rata to the other holders of Allowed Claims in such class. The Disbursing Agent shall distribute to the holders of Disputed Claims that become (in whole or in part) Allowed Claims in Classes 4 or 6 after the Effective Date Unsecured Securities in an amount equal to the amount of the Unsecured Securities that would have been distributed as of such date to such holder in respect of such Allowed Claim had it been an Allowed Claim on the Initial Distribution Date. The Disbursing Agent shall have the right to determine, in its reasonable, sole discretion, the timing of the distributions required to be made pursuant to this paragraph.

                  6.5.     Distribution to Class 5.

                  On the Final Distribution Date, the Disbursing Agent shall distribute the Unsecured Securities that were reserved for issuance in the Tort Claims Reserve, pro rata to the holders of Allowed Tort Claims, to the extent each holder's Tort Claim is not an Insured Claim. Notwithstanding the value of individual Allowed Tort Claims, in no event shall the Disbursing Agent or the Reorganized Debtors distribute an aggregate amount of Unsecured Securities to holders of Allowed Tort Claims in excess of that which was reserved for issuance in the Tort Claims Reserve.

                  That portion of each Allowed Tort Claim that is an Insured Claim shall be paid solely and exclusively: (i) from the proceeds of insurance relating to such Insured Claim as and when such proceeds are received; or (ii) by the applicable insurance carrier.

                  6.6.     De Minimis Distributions to Classes 4, 5 and 6.

                  Notwithstanding anything herein to the contrary, neither the Debtors, the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution to a holder of an Allowed Claim in Class 4, 5 or 6 if such distribution otherwise would be less than one (1) New Series A Warrant, one (1) New Series B Warrant or one (1) share of New AMF Common Stock. The Debtors and the Reorganized Debtors reserve the right to distribute to such holder such other consideration as may be directed by the Bankruptcy Court and consented to by the Senior Lender Steering Committee.

                  6.7.     Disbursing Agent.

                  All distributions under the Plan initially shall be made by the Disbursing Agent on or after the Effective Date as provided herein. The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court; and, in the event that the Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by the Reorganized Debtors.

                  6.8.     Rights and Powers of Disbursing Agent.

                  (a) Powers of the Disbursing Agent. The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

                  (b) Expenses Incurred on or After the Effective Date. Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors.

                  6.9.     Surrender of Instruments.

                  As a condition to receiving any distribution under the Plan, each holder of a Claim represented by an instrument, other than a Senior Lender Claim, including notes and certificates, must surrender such instrument held by it to the Disbursing Agent or its designee accompanied by a letter of transmittal substantially in the form set forth in the Plan Supplement. Any holder that fails to (i) surrender such instrument or (ii) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Disbursing Agent and furnish a bond in form, substance, and amount reasonably satisfactory to the Disbursing Agent before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan in respect of such Claim. Any distribution so forfeited shall become the sole and exclusive property of Reorganized AMF.

                  6.10. Delivery of Distributions to Classes 1, 2, 3, 4, 5, and 6.

                  Subject to Bankruptcy Rule 9010, unless otherwise provided herein, all distributions to any holder of an Allowed Claim other than a holder of an Allowed Senior Lender Claim, shall be made at the address of such holder as set forth on the Schedules filed with the Bankruptcy Court or on the books and records of the Debtors or their agents, unless the Debtors have been notified, in advance, in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such holder that contains an address for such holder different from the address reflected on such Schedules for such holder. All Cash distributions with respect to Allowed Senior Lender Claims shall be made via wire transfer to Citibank, as administrative agent under the Senior Lender Agreements. In the event that any distribution to any holder is returned as undeliverable, no distribution to such holder shall be made unless and until the Disbursing Agent has been notified of the then current address of such holder, at which time or as soon as reasonably practicable thereafter such distribution shall be made to such holder without interest; provided, that, such distributions shall be deemed unclaimed property under section 347(b) of the

Bankruptcy Code at the expiration of one (1) year from the later of (i) the Effective Date and (ii) the date such holder's Claim is Allowed. After such date, all unclaimed property or interest in property shall revert to Reorganized AMF, and the Claim of any other holder to such property or interest in property shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing their books and records (including any proofs of claim filed against the Debtors).

                  6.11.    Manner of Payment Under Plan of Reorganization.

                  Except as specifically provided herein, at the option of the Debtors, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

                  6.12.    Fractional Shares and Fractional Warrants.

                  No fractional shares of New AMF Common Stock, fractional New Series A Warrants, fractional New Series B Warrants or Cash in lieu thereof shall be distributed. For purposes of distribution, fractional shares of New AMF Common Stock or fractional New Warrants shall be rounded down to the next whole number or zero, as applicable. Neither the Debtors, the Reorganized Debtors nor the Disbursing Agent shall have any obligation to make a distribution that is less than one (1) New Warrant. Fractional shares or New Warrants that are not distributed in accordance with the Plan shall be returned to Reorganized AMF and cancelled.

                  6.13.    Exemption from Securities Laws.

                  The issuance of the Plan Securities pursuant to the Plan shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

                  6.14.    Setoffs.

                  Except with respect to the Senior Lender Claims, the Debtors and the Reorganized Debtors may, but shall not be required to, set off against any Claim (for purposes of determining the allowed amount of such Claim on which distribution shall be made), including any Claim of an AMF Affiliate, any claims of any nature whatsoever that any of the Debtors, the Estates or the Reorganized Debtors may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any such Claim any of the Debtors, the Estates, or the Reorganized Debtors may have against the holder of such Claim.

                  6.15.    Compromise of Controversies.

                  Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Commencement Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan of Reorganization, and the Bankruptcy Court's findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness.

         SECTION 7.        PROCEDURES FOR DISPUTED CLAIMS

                  7.1.     Objections to Claims.

                  Other than with respect to Fee Claims, only the Reorganized Debtors shall be entitled to object to Claims. Any objections to such Claims shall be served and filed on or before the later of: (i) one hundred twenty
(120) days after the Effective Date; (ii) thirty (30) days after a request for payment or proof of Claim is timely filed and properly served upon the Debtors; or (iii) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (i), hereof. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the Debtors or the Reorganized Debtors effect service in any of the following manners: (a) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (b) to the extent counsel for a claimant is unknown, by first class mail, postage prepaid, on the signatory on the proof of claim or other representative identified in the proof of claim or any attachment thereto; or (c) by first class mail, postage prepaid, on any counsel that has appeared on the claimant's behalf in the Reorganization Cases.

                  7.2.  Payments and Distributions with Respect to Disputed
                        Claims.

                  (a) General. Notwithstanding any other provision hereof, if any portion of a Claim (other than a Fee Claim) is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim.

                  (b) Tort Claims. Any Tort Claim as to which a proof of claim was timely filed in the Reorganization Cases shall be determined and liquidated in accordance with any applicable ADR Procedures. Any Tort Claim determined and liquidated pursuant to (i) the ADR Procedures, (ii) an Order of the Bankruptcy Court, or (iii) applicable nonbankruptcy law, which determination shall no longer be appealable or subject to review, shall be deemed, to the extent applicable and subject to any provision in the ADR Procedures to the contrary, an Allowed Claim in Class 5 in such liquidated amount and satisfied from the Tort Claims Reserve in accordance with the Plan (provided, that, to the extent a Tort Claim is an Allowed Insured Claim, such Allowed Claim shall be paid from the insurance proceeds available to satisfy such liquidated amount). Nothing contained in this section 7.2 shall constitute or be deemed a waiver of any Claim, right, or cause of action that the Debtors may have against any person in connection with or arising out of any Tort Claim, including, without limitation, any rights under section 157(b) of title 28 of the United States Code.

                  7.3.     Preservation of Insurance.

                  The discharge and release of the Debtors as provided in this Plan shall not diminish or impair the enforceability of any insurance policies that may cover Claims against any Debtor or other Person.

                  7.4.     Distributions After Allowance.

                  After such time as a Disputed Claim (other than a Tort Claim) becomes, in whole or in part, an Allowed Claim, the Disbursing Agent shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan in accordance with the provisions hereof. In respect of Disputed Claims (other than Tort Claims) such distributions shall be made prior to or on the Final Distribution Date.

                  7.5.     Estimations of Claims.

                  The Reorganized Debtors shall seek an order or orders from the Bankruptcy Court, which may be the Estimation Order: (i) estimating the maximum dollar amount of Allowed and Disputed Claims, inclusive of contingent and/or unliquidated Claims in a particular Class; (ii) determining and fixing the Tort Claims Estimate; and (iii) as determined to be necessary by the Debtors, setting the amount of any particular Claim for final allowance purposes pursuant to sections 105 and 502(c) of the Bankruptcy Code. This estimate shall be used to calculate and fix distributions to holders of Allowed Claims. Such a procedure may also be utilized for Administrative Expense Claims and/or Priority Tax Claims. Disputed Claims reserves, including, but not limited to, the Tort Claims Reserve, shall be calculated for each category of Claims as to which estimates are sought. The Debtors shall calculate the Unsecured Claim Total, the Ratable Class 4 Portion, the Ratable Class 5 Portion and the Ratable Class 6 Portion prior to the Initial Distribution Date.

                  The Disbursing Agent shall not be obligated to physically segregate and maintain separate accounts for reserves. Reserves may be merely bookkeeping entries or accounting methodologies, which may be revised from time to time, to enable the Disbursing Agent to determine: (i) available Unsecured Securities; (ii) reserves; and (iii) amounts to be paid to parties in interest.

                  Until the Unsecured Securities that are held in any of the Disputed Claims reserves are distributed in accordance with the Plan, such securities shall be authorized but not issued.

                  7.6.     No Recourse.

                  Notwithstanding that the allowed amount of any particular Disputed Claim is reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or is allowed in an amount for which after application of the payment priorities established by this Plan there is insufficient value to provide a recovery equal to that received by other holders of Allowed Claims in the respective Class, no Claim holder shall have recourse against the Disbursing Agent, the Debtors, the Creditors' Committee, the Senior Lenders, the Reorganized Debtors, or any of their respective professional consultants, attorneys, advisors, officers, directors or members or their successors or assigns, or any of their respective property. However, nothing in the Plan shall modify any right of a holder of a Claim under section 502(j) of the Bankruptcy Code. THE BANKRUPTCY COURT'S ENTRY OF THE ESTIMATION ORDER MAY LIMIT THE DISTRIBUTION TO BE MADE ON INDIVIDUAL DISPUTED CLAIMS, REGARDLESS OF THE AMOUNT FINALLY ALLOWED ON ACCOUNT OF SUCH DISPUTED CLAIMS.

         SECTION 8.        EXECUTORY CONTRACTS AND UNEXPIRED LEASES

                  8.1.     General Treatment.

                  (a) All executory contracts and unexpired leases to which any of the Debtors are a party are hereby rejected, except for any executory contracts or unexpired leases that (i) have been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) are designated, specifically or by category, as a contract or lease to be assumed on the Schedule of Assumed Contracts and Leases contained in the Plan Supplement, as such Schedule of Assumed Contracts and Leases may be amended from time to time whether prior to or after the Effective Date to include additional contracts and agreements, or
(iii) are the subject of a separate motion to assume or reject filed under section 365 of the

Bankruptcy Code by the Debtors filed prior to the Effective Date. For purposes hereof, each executory contract and unexpired lease that relates to the use or occupancy of real property, whether (i) listed on the Schedule of Assumed Contracts and Leases, (ii) previously assumed or rejected pursuant to Final Order of the Bankruptcy Court, or (iii) rejected herein, shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (b) executory contracts or unexpired leases appurtenant to the premises, excluding any non-competition and like agreements but including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements are otherwise specifically assumed or rejected.

                  (b) Subject to section 8.2 of this Plan, the executory contracts and unexpired leases on the Schedule of Assumed Contracts and Leases shall be assumed by the respective Debtors as indicated on such Schedule. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any assumed executory contract or unexpired lease to vest in the Reorganized Debtor designated for such purpose by the Debtors.

                  8.2.     Cure of Defaults.

                  Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to the Schedule of Assumed Contracts and Leases, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Effective Date, file and serve on parties to executory contracts or unexpired leases to be assumed and other parties in interest a pleading with the Bankruptcy Court listing the cure amounts of all executory contracts or unexpired leases to be assumed. The parties to such executory contracts or unexpired leases to be assumed by the Reorganized Debtors shall have fifteen (15) days from the date of service to object to the cure amounts listed by the Debtors. If an objection is filed with respect to an executory contract or unexpired lease, the Bankruptcy Court shall hold a hearing to determine the amount of the disputed cure amount. Notwithstanding the foregoing, at all times through the date that is five (5) Business Days after the Bankruptcy Court enters an order resolving and fixing the amount of a disputed cure amount, the Debtors shall have the right to reject such executory contract or unexpired lease.

                  8.3.     Rejection Claims.

                  Except as otherwise ordered by the Bankruptcy Court, in the event that the rejection of an executory contract or unexpired lease by any of the Debtors pursuant to the Plan results in damages to the other party or parties to such contract or lease, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtors, or their respective properties or interests in property as agents, successors, or assigns, unless a proof of claim has been filed with the Bankruptcy Court and served upon counsel for the Debtors on or before the Bar Date.

                  8.4. Employment Agreement for the Chief Executive Officer of Reorganized AMF.

                  Reorganized AMF shall enter into the New Employment Agreement.

                  8.5.     Survival of the Debtors' Corporate Indemnities.

                  Any obligation of one or more of the Debtors, pursuant to their corporate charters and bylaws or agreements entered into any time prior to the Commencement Date, to indemnify a Representative with respect to all present and future actions, suits, and proceedings against a Debtor or a Representative, based upon any act or omission for or on behalf of a Debtor shall not be discharged or impaired by confirmation or consummation of the Plan. Such obligations shall be deemed and treated as executory contracts to be assumed by the respective Debtor pursuant to the Plan, and shall continue as obligations of the respective Reorganized Debtor.

         SECTION 9.        CONDITIONS PRECEDENT TO CONFIRMATION

                  9.1.     Condition Precedent.

                  Confirmation of the Plan is subject to the Debtors obtaining a binding commitment for the Exit Facility.

                  9.2.     Waiver of Condition Precedent.

                  The Debtors shall have the right to waive the condition set forth in section 9.1 at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with confirmation of the Plan, subject to the consent of the Senior Lender Steering Committee, which consent shall not be unreasonably withheld.

         SECTION 10.       CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

                  10.1.    Conditions Precedent.

                  The occurrence of the Effective Date is subject to:

                  (a) the Exit Facility being executed and delivered consistent with section 5.3 hereof;

                  (b) the Confirmation Order becoming a Final Order;

                  (c) the Plan Documents to be entered into (rather than
                      assumed) by the Reorganized Debtors being entered and delivered;

                  (d)      the Consolidation Order being entered; and

                  (e) the Reorganized Debtors having sufficient Cash on hand and/or a financing commitment to make timely distributions under the Plan.

                  10.2.    Waiver of Conditions Precedent.

                  (a) The Debtors shall have the right to waive the condition set forth in section 10.1(b) at any time without leave of or notice to the Bankruptcy Court and without any formal action other than proceeding with consummation of the Plan, subject to the consent of the Senior Lender Steering Committee, which consent shall not be unreasonably withheld. Further, the stay of the Confirmation Order, pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by entry of the Confirmation Order.

                  (b) If the Debtors perform such a waiver and consummation, the Debtors' waiver of this condition will benefit from the "mootness doctrine," and the act of consummation of the Plan will foreclose any ability to challenge the Plan in court. The failure to satisfy or waive a condition may be asserted by the Debtors regardless of the circumstances that give rise to the failure of the condition to be satisfied (including, without limitation, any act, action, failure to act, or inaction by the Debtors). The failure of the Debtors to assert the non-satisfaction of any conditions will not be deemed a waiver of any other rights under the Plan, and each such right will be deemed an ongoing right that may be asserted or waived at any time or from time to time.

         SECTION 11.       EFFECT OF CONFIRMATION

                  11.1.    Vesting of Assets.

                  On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, except for leases and executory contracts that have not yet been assumed or rejected (which leases and contracts shall be deemed vested when and if assumed), all property of the Estates shall vest in one or more of the Reorganized Debtors free and clear of all Claims, liens, encumbrances, charges, and other interests, except as provided herein. Except as may otherwise be ordered by the Bankruptcy Court, the Debtors shall have the right to cause any property of any Estate to vest in the Reorganized Debtor designated for such purpose by the Debtors. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending cases under any chapter or provision of the Bankruptcy Code, except as provided herein.

                  11.2.  Discharge of Claims and Termination of Equity
                         Interests.

                  Except as otherwise provided herein or in the Confirmation Order, the rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all existing debts and Claims, and terminate all Equity Interests of any kind, nature, or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as otherwise provided herein or in the Confirmation Order, upon the Effective Date, all existing Claims against the Debtors and Equity Interests in the Debtors, shall be, and shall be deemed to be, discharged and terminated, and all holders of Claims and Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, or any of their assets or properties, any other or further Claim or Equity Interest based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of claim or proof of equity interest.

                  11.3.    Discharge of Debtors.

                  Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Equity Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Equity Interests, rights, and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Equity Interest in the Debtors or Reorganized Debtors.

                  11.4.    Term of Injunctions or Stays.

                  Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

                  11.5.    Injunction Against Interference With Plan.

                  Upon the entry of the Confirmation Order, all holders of Claims and Equity Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan of Reorganization.

                  11.6.    Exculpation.

                  Except with respect to obligations under the Plan and/or the Plan Documents, neither the Debtors, the Disbursing Agent, the Senior Lender Steering Committee, the Creditors' Committee, nor any of their respective members, officers, directors, employees, agents, or professionals, solely in their capacity as such, shall have or incur any liability to any holder of any Claim or Equity Interest for any act or omission in connection with, or arising out of, the Reorganization Cases, the confirmation of the Plan of Reorganization, the consummation of the Plan of Reorganization, or the administration of the Plan of Reorganization or property to be distributed pursuant to the Plan of Reorganization, except for willful misconduct, recklessness or gross negligence.

                  11.7.    Release of Claims.

                  As of the Effective Date, each Debtor, Reorganized Debtor and Estate hereby waives, releases and discharges its Representatives from any Claim arising from the beginning of time through the Confirmation Date related to his or her acts or omissions to act (including, but not limited to, any Claims arising out of any alleged fiduciary or other duty). To the full extent permitted by applicable law, each holder of a Claim (whether or not Allowed) against or Equity Interest in a Debtor shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover and shall be deemed to release any Claim against a Representative arising from the beginning of time through the Confirmation Date related to such Representative's acts or omissions to act (including, but not limited to, any claims arising out of any alleged fiduciary or other duty).

                  11.8.    Injunction.

                  Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Equity Interests in any of the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined from and after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, of any judgment, award, decree or order against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing

Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Estates or the Reorganized Debtors or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due the Debtors, the Estates or the Reorganized Debtors, any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; and (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law. Nothing in this Plan should be construed to preclude a governmental unit from pursuing any regulatory or police action against any Debtor, Reorganized Debtor, or any other party to the extent not prohibited by the automatic stay of section 362 of the Bankruptcy Code or discharged or enjoined pursuant to Sections 524 or 1141(d) of the Bankruptcy Code or other applicable law.

                  11.9.  Retention of Causes of Action/Reservation of Rights.

                  (a) Except as specifically provided herein, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, Claims, or causes of action that the Debtors or the Reorganized Debtors may have or which the Reorganized Debtors may choose to assert on behalf of the Estates in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation, (i) any and all Claims against any person or entity, to the extent such person or entity asserts a crossclaim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors, the Reorganized Debtors, their officers, directors, or representatives, (ii) the avoidance of any transfer by or obligation of the Estates or the Debtors or the recovery of the value of such transfer, or (iii) the turnover of any property of the Estates.

                  (b) Nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense that the Debtors had immediately prior to the Commencement Date, against or with respect to any Claim left unimpaired by the Plan pursuant to sections 4.1 (a) or (b) hereof. The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, or other legal or equitable defenses which they or any of them had immediately prior to the Commencement Date fully as if the Reorganization Cases had not been commenced, and all legal and/or equitable rights of any Reorganized Debtor respecting any Claim left unimpaired by the Plan of Reorganization may be asserted after the Confirmation Date to the same extent as if the Reorganization Cases had not been commenced.

         SECTION 12.       RETENTION OF JURISDICTION

                  On and after the Effective Date, the Bankruptcy Court shall retain jurisdiction over all matters arising in, arising under, or related to the Reorganization Cases for, among other things, the following purposes:

                  (a) To hear and determine applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

                  (b) To determine any motion, adversary proceeding, avoidance action, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date.

                  (c) To ensure that distributions to holders of Allowed Claims are accomplished as provided herein.

                  (d) To consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim, Administrative Expense Claim, or Equity Interest. (e) To enter, implement, or enforce such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated.

                  (f) To issue injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any person with the consummation, implementation, or enforcement of the Plan of Reorganization, the Confirmation Order, or any other order of the Bankruptcy Court.

                  (g) To hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code, to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof.

                  (h) To hear and determine all Fee Claims.

                  (i) To hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby, or any agreement, instrument, or other document governing or relating to any of the foregoing.

                  (j) To take any action and issue such orders as may be necessary to construe, enforce, implement, execute, and consummate the Plan, including any release or injunction provisions set forth herein, or to maintain the integrity of the Plan following consummation.

                  (k) To determine such other matters and for such other purposes as may be provided in the Confirmation Order.

                  (l) To hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

                  (m) To hear and determine any other matters related hereto and not inconsistent with the Bankruptcy Code and title 28 of the United States Code.

                  (n) To enter a final decree closing the Reorganization Cases.

                  (o) To recover all assets of the Debtors and property of the Estates, wherever located.

         SECTION 13.       MISCELLANEOUS PROVISIONS

                  13.1.    Exemption from Certain Transfer Taxes.

                  To the fullest extent permitted by applicable law, any transfer or encumbrance of assets or any portion(s) of assets pursuant to, in furtherance of, or in connection with the Plan shall constitute a "transfer under a plan" within the purview of section 1146(c) of the Bankruptcy Code and shall not be subject to transfer, stamp or similar taxes.

                  13.2.    Retiree Benefits.

                  On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits. Nothing herein shall restrict the Reorganized Debtors' rights to modify the terms and conditions of the retiree benefits as otherwise permitted pursuant to the terms of the applicable plans or non-bankruptcy law.

                  13.3.    Critical Vendor and Other Payments.

                  Notwithstanding the contents of the Schedules, Claims listed therein as undisputed, liquidated and not contingent shall be reduced by the amount, if any, that was paid by one or more of the Debtors pursuant to orders of the Bankruptcy Court, including, but not limited to, that certain Order (A) Authorizing the Debtors to Pay Certain Prepetition Obligations to Certain Critical Vendors and Service Providers, (B) Establishing Procedures to Obtain Property Held by Such Entities and (C) Granting Related Relief, dated July 3, 2001. To the extent such payments are not reflected in the Schedules, such Schedules are hereby amended and reduced to reflect that such payments were made. Nothing in this Plan shall preclude the Reorganized Debtors from paying Claims that the Debtors were authorized to pay pursuant to any Final Order entered by the Bankruptcy Court prior to the Confirmation Date.

                  13.4.    Dissolution of Creditors' Committee.

                  The Creditors' Committee shall dissolve on the Effective Date.

                  13.5.    Substantial Consummation.

                  On the Effective Date, the Plan shall be deemed to be substantially consummated pursuant to section 1101 of the Bankruptcy Code.

                  13.6.    Amendments.

                  (a) Plan of Reorganization Modifications. The Plan of Reorganization may be amended, modified, or supplemented by the Debtors or the Reorganized Debtors, with the prior consent of the Senior Lender Steering Committee, which consent shall not be unreasonably withheld, in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise direct. In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Claims or Equity Interests pursuant to the Plan, the Debtors may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan of Reorganization or the Confirmation Order, with respect to such matters as may be necessary to carry out the purposes and effects of the Plan.

                  (b) Other Amendments. Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan without further order or approval of the Bankruptcy Court, with the prior consent of the Senior Lender Steering Committee, which consent shall not be unreasonably withheld, provided that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Equity Interests.

                 13.7.    Revocation or Withdrawal of the Plan.

                  The Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date. If the Debtors take such action, the Plan of Reorganization shall be deemed null and void.

                  13.8.    Cramdown.

                  In the event a Class votes against the Plan, and the Plan is not withdrawn as provided above, the Debtors reserve the right to effect a "cram down" of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Further, to the extent necessary, the terms of this Plan may be modified by the Debtors to reallocate value from all Classes at and below the level of the objecting Class to all impaired senior Classes until such impaired senior Classes are paid in accordance with the absolute priority rule of section 1129(b) of the Bankruptcy Code. The Debtors may make such modifications or amendments to this Plan, with the prior consent of the Senior Lender Steering Committee, and such modifications or amendments shall be filed with the Bankruptcy Court and served on all parties in interest entitled to receive notice of the hearing on the confirmation of this Plan prior to such hearing. To the extent any Class is deemed to reject the Plan by virtue of the treatment provided to such Class, the Plan shall be "crammed down" on the claimants within such Class pursuant to section 1129(b) of the Bankruptcy Code.

                  13.9.    Confirmation Order.

                  The Confirmation Order shall, and is hereby deemed to, ratify all transactions effected by the Debtors during the period commencing on the Commencement Date and ending on the Confirmation Date except for any acts constituting willful misconduct, gross negligence, recklessness or fraud.

                  13.10.   Severability.

                  If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

                  13.11.   Governing Law.

                  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit hereto or a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

                  13.12.   Time.

                  In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

13.13.   Notices.

                  All notices, requests, and demands to or upon the Debtors or the Reorganized Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been duly given or made when only actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                           AMF Bowling Worldwide, Inc.
                           8100 AMF Drive
                           Mechanicsville, Virginia 23111
                           Attn:  Christopher Caesar
                           Senior Vice President,
                           Chief Financial Officer and Treasurer
                           Telephone:  (804) 730-4400
                           Telecopier:  (804) 559-6276

                                    - and -

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York  10019-6099
                           Attn:  Marc Abrams, Esq.
                           Telephone:  (212) 728-8000
                           Telecopier:  (212) 728-8111

                                    - and -

                           McGuireWoods LLP
                           One James Center
                           901 East Cary Street
                           Richmond, Virginia 23219
                           Attn:  Dion Hayes, Esq.
                           Telephone:  (804) 775-1000
                           Telecopier:  (804) 775-1061

Dated:   Richmond, Virginia
         January 31, 2002

                                             Respectfully submitted,

                                             AMF BOWLING WORLDWIDE, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ------------------------------
                                                 Christopher F. Caesar,
                                                 Chief Financial Officer, Senior
                                                 Vice President and Treasurer

                                             AMF GROUP HOLDINGS INC.

                                             By: /s/ Christopher F. Caesar
                                                 ------------------------------
                                                 Christopher F. Caesar,
                                                 Chief Financial Officer, Senior
                                                 Vice President and Treasurer

                                             AMF BOWLING HOLDINGS INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BOWLING PRODUCTS, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 Senior Vice President,
                                                 Assistant Secretary and
                                                 Treasurer

                                             AMF BOWLING CENTERS HOLDINGS INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF WORLDWIDE BOWLING CENTERS
                                             HOLDINGS INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BOWLING CENTERS, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BEVERAGE COMPANY OF OREGON,
                                             INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BEVERAGE COMPANY OF W. VA.,
                                             INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             BUSH RIVER CORPORATION

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             KING LOUIE LENEXA, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             300, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 Authorized Person

                                             AMERICAN RECREATION CENTERS,
                                             INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             MICHAEL JORDAN GOLF
                                             COMPANY, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             MJG - O'HARE, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BOWLING CENTERS (AUST.)
                                             INTERNATIONAL INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BOWLING CENTERS (HONG KONG)
                                             INTERNATIONAL INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BOWLING CENTERS INTERNATIONAL
                                             INC.

                                             By: /s/ Christopher F. Caesar
                                                 --------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BCO-UK ONE, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BCO-UK TWO, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BCO-FRANCE ONE, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BCO-FRANCE TWO, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             AMF BOWLING CENTERS SPAIN INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President and Managing Director

                                             AMF BOWLING MEXICO HOLDINGS,
                                             INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

                                             BOLICHES AMF, INC.

                                             By: /s/ Christopher F. Caesar
                                                 ---------------------------
                                                 Christopher F. Caesar,
                                                 President, Assistant
                                                 Secretary and Treasurer

MCGUIREWOODS LLP
Co-counsel for Debtors and
  Debtors in Possession
One James Center
901 East Cary Street
Richmond, Virginia 23219
(804) 775-1000

By: /s/ Dion Hayes
    --------------------------------
    Dion Hayes (VSB# 34304)
    A Member of the Firm

          -and-

WILLKIE FARR & GALLAGHER
Co-counsel for Debtors and
  Debtors in Possession
787 Seventh Avenue
New York, New York  10019-6099
(212) 728-8000

By: /s/ Marc Abrams
    --------------------------------
    Marc Abrams
    A Member of the Firm

                                    EXHIBIT A

                               REORGANIZED DEBTORS

AMF Bowling Worldwide, Inc.
AMF Bowling Products, Inc.
AMF Bowling Centers Holdings Inc.
AMF Bowling Centers, Inc.
AMF Beverage Company of Oregon, Inc.
AMF Beverage Company of W. Va., Inc.
Bush River Corporation
King Louie Lenexa, Inc.
300, Inc.
American Recreation Centers, Inc.
Michael Jordan Golf Company, Inc.
MJG - O'Hare, Inc.
AMF Bowling Centers (Aust.) International Inc.
AMF Bowling Centers (Hong Kong) International Inc.
AMF Bowling Centers International Inc.
AMF Bowling Centers Spain Inc.

                                EXHIBIT B

               DOCUMENTS CONTAINED WITHIN PLAN SUPPLEMENT

1.   The Amended Bylaws

2.   The Amended Certificate of Incorporation

3.   The New Senior Subordinated Note Indenture

4.   The Form of New AMF Note

5.   The Registration Rights Agreement

6.   The New Series A Warrant Agreement

7.   The New Series B Warrant Agreement

8.   The Form of New Series A Warrant

9.   The Form of New Series B Warrant

10.  The Commitment Letter for the Exit Facility

11.  The New Employment Agreement

12.  The New Management Incentive Plan

13.   The Form of the Other Secured Note

14.  The Form of the Other Secured Claim Loan Agreement

15.  The Form of Letter of Transmittal for Surrender of Instruments

16.  The Schedule of Assumed Contracts and Leases

17.  The Schedule of Combination Transactions

18.  The Debtors' Form 10-Q Relating to the Periods Ended September 30, 2001